Exhibit 99.1

Violin Memory Announces Second Quarter Fiscal Year 2016 Financial Results

SANTA CLARA, Calif.--(BUSINESS WIRE)--August 27, 2015--Violin Memory®, Inc., (NYSE:VMEM), a global pioneer of award-winning all-flash storage platform solutions for primary storage and active workloads, today announced financial results for the second fiscal quarter ended July 31, 2015.

Second Quarter Fiscal 2016 Financial Highlights

  Second quarter fiscal 2016 revenue of $15.3 million
  Second quarter fiscal 2016 GAAP1 gross margin of 43%
  Second quarter fiscal 2016 non-GAAP2 gross margin of 47%
  Second quarter fiscal 2016 GAAP net loss of $0.25 per share
  Second quarter fiscal 2016 non-GAAP net loss of $0.19 per share

“Our second quarter revenue grew substantially, driven by significantly higher sales of Flash Storage Platform™ primary storage solutions to Fortune Global 500 and Fortune 1000-ranked enterprises,“ said Kevin DeNuccio, president and chief executive officer, Violin Memory. “While our top-line result came in below prior guidance, our continued strong focus on financial management contributed to a bottom line result better than the consensus3 view.”

With renewed growth in the second quarter and improving execution, we anticipate continued growth over the next several quarters fueled by new Flash Storage Platform wins and repeat purchases as customers begin to expand their initial Flash Storage Platform installations,” added DeNuccio.

Second Quarter Fiscal 2016 Financial Results

Second quarter fiscal 2016 revenue was $15.3 million, 26% higher sequentially compared to $12.1 million reported in the first quarter of fiscal 2016, and 18% lower compared to $18.6 million reported in the second quarter of fiscal year 2015.

Second quarter fiscal 2016 GAAP gross margin was 43% compared to 43% reported in the first quarter of fiscal 2016 and compared to 52% reported in the second quarter of fiscal year 2015.

Second quarter fiscal 2016 non-GAAP gross margin was 47% compared to 48% reported in the first quarter of fiscal 2016 and compared to 55% reported in the second quarter of fiscal year 2015.

Second quarter fiscal 2016 GAAP net loss was $24.4 million, or $0.25 per share, compared to first quarter fiscal 2016 GAAP net loss of $26.5 million, or $0.28 per share and compared to second quarter fiscal 2015 GAAP net loss of $8.4 million, or $0.09 per share.

Second quarter fiscal 2016 non-GAAP net loss was $18.4 million, or $0.19 per share, compared to first quarter fiscal 2016 non-GAAP net loss of $21.2 million, or $0.22 per share, and compared to second quarter fiscal 2015 non-GAAP net loss of $19.0 million, or $0.21 per share.

Cash and cash equivalents, restricted cash and short-term investments totaled $120.2 million as of July 31, 2015.

Business Outlook

The Company will provide third quarter fiscal year 2016 guidance during today’s conference call. Guidance will be posted on Violin Memory’s investor relations website at investor.violin-memory.com following the conclusion of the conference call.

All forward-looking non-GAAP measures exclude estimates for items such as stock-based compensation expense, amortization of acquired intangibles, restructuring and related costs, impairment charges and litigation settlements. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

1 Generally Accepted Accounting Principles.

2 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

3 Consensus earnings estimate refers to non-GAAP net loss per share for the fourth quarter of fiscal 2015 as published by FactSet Research Systems Inc.

Violin Memory Conference Call Information

Violin Memory will host a conference call today at 2:00 p.m. pacific time to discuss financial results and business highlights. This call will be webcast and can be accessed via the Violin Memory website at investor.violin-memory.com. A replay will be available following the call on the same website for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) using ID #98920351.

Non-GAAP Financial Measures

To supplement the reader's overall understanding of both its reported results presented in accordance with U.S. generally accepted accounting principles ("GAAP") and its outlook, the Company also presents non-GAAP measures of gross profit, gross margin, operating expenses, net loss and net loss per share. The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors as a supplement to GAAP measures in evaluating its ongoing operational performance and trends. As the calculation of non-GAAP financial measures differs between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. As a result, the Company does not use, nor does it intend to use, the non-GAAP financial measures when assessing the Company's performance against that of other companies.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

The Company defines non-GAAP gross profit, operating expenses, net loss and net loss per share as the respective GAAP balances, adjusted for stock-based compensation expense, gain on sale of the PCIe product line, litigation settlements, restructuring charges investments and amortization of acquired intangibles.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the following: the Company’s ability to transition customers to the Company’s new Flash Storage Platform solutions and improve the transition; the Company’s ability to increase sales of its Flash Storage Platform to Fortune Global 500 and Fortune 1000-ranked enterprises; the Company’s ability to continue to manage its financial performance; the Company’s anticipation of continued growth going forward; the possibility of a revenue breakout in the next several quarters; customers’ expansion of their initial Flash Storage Platform installations; and the Company’s business plans and strategy. There are a number of risks and uncertainties that could affect the Company’s performance and financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Report on Form 10-Q for the first quarter of fiscal year 2016 which was filed with the SEC on June 9, 2015, and is available on the Company’s investor relations website at investor.violin-memory.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Violin Memory, Inc.

Business in a Flash. Violin Memory, the industry pioneer in All Flash Arrays, is the agile innovator, transforming the speed of business with enterprise-grade data services software on its leadership Flash Storage Platforms™. Violin Concerto™ OS 7 delivers complete data protection and data reduction services and consistent high performance in a storage operating system fully integrated with Violin’s patented Flash Fabric Architecture™ for cloud, enterprise and virtualized business and mission-critical storage applications. Violin Flash Storage Platforms are designed for primary storage applications at costs below traditional hard disk arrays and accelerate breakthrough CAPEX and OPEX savings while helping customers build the next generation data center. Violin Flash Storage Platforms and All Flash Arrays enhance business agility while revolutionizing data center economics. Founded in 2005, Violin Memory is headquartered in Santa Clara, California. For more information, visit www.violin-memory.com. Follow us on Twitter at twitter.com/violinmemory.

All Violin Memory news releases (financial, acquisitions, manufacturing, products, technology, etc.) are issued exclusively by Business Wire and are immediately thereafter posted on the company's external website. For more information about Violin Memory, including Violin Memory’s trademarks, visit www.violin-memory.com.

VIOLIN MEMORY, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share data)

	Three Months Ended			Six Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2015	2015	2014	2015	2014
Revenue:
Product revenue	$9,847	$6,823	$14,188	$16,670	$26,961
Service revenue	5,456	5,278	4,405	10,734	9,765
Total revenue	15,303	12,101	18,593	27,404	36,726
Cost of revenue:
Cost of product revenue (1)	5,872	4,230	6,934	10,102	13,600
Cost of service revenue (1)	2,831	2,721	1,971	5,552	3,869
Total cost of revenue	8,703	6,951	8,905	15,654	17,469
Gross profit	6,600	5,150	9,688	11,750	19,257
Operating expenses:
Sales and marketing (1)	13,655	13,440	15,107	27,095	31,340
Research and development (1)	10,580	11,526	12,994	22,106	28,830
General and administrative (1)	4,708	5,151	5,154	9,859	10,986
Gain on sale of PCIe product line	-	-	(17,448)	-	(17,448)
Restructuring charges	-	-	1,306	-	3,062
Litigation settlement	-	-	652	-	652
Total operating expenses	28,943	30,117	17,765	59,060	57,422
Loss from operations	(22,343)	(24,967)	(8,077)	(47,310)	(38,165)
Other income (expense), net	(303)	256	(181)	(47)	(62)
Interest expense	(1,694)	(1,750)	(124)	(3,444)	(292)
Loss before income taxes	(24,340)	(26,461)	(8,382)	(50,801)	(38,519)
Income taxes	42	41	30	83	36
Net loss	$(24,382)	$(26,502)	$(8,412)	$(50,884)	$(38,555)
Net loss per share of common stock, basic and diluted	$(0.25)	$(0.28)	$(0.09)	$(0.53)	$(0.43)
Shares used in computing net loss per share of common stock, basic and diluted	96,588	95,478	91,410	96,042	88,839
(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$270	$251	$279	$521	$458
Cost of service revenue	334	335	93	669	180
Sales and marketing	1,475	806	1,191	2,280	2,628
Research and development	1,977	1,977	1,834	3,955	6,100
General and administrative	1,902	1,891	1,419	3,794	3,090
	$5,958	$5,260	$4,816	$11,219	$12,456

VIOLIN MEMORY, INC.
Condensed Consolidated Balance Sheets
(Unaudited; in thousands)

Assets	July 31, 2015	January 31, 2015
Current assets:
Cash and cash equivalents	$43,451	$93,432
Restricted cash	10,000	2,300
Short-term investments	66,707	60,483
Accounts receivable, net	5,742	15,080
Inventory	13,002	10,322
Other current assets	3,776	5,949
Total current assets	142,678	187,566
Property and equipment, net	9,036	9,863
Intangibles and other assets	9,529	10,806
	$161,243	$208,235

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Short-term borrowings	$13,723	$10,000
Accounts payable	5,859	11,065
Accrued liabilities	14,837	18,024
Deferred revenue, current	15,350	15,635
Total current liabilities	49,769	54,724
Convertible senior notes	120,000	120,000
Deferred revenue	7,571	10,398
Long-term liabilities	979	1,707
Total liabilities	178,319	186,829

Stockholders’ equity (deficit):
Preferred stock	-	-
Common stock	10	9
Additional paid-in capital	494,847	482,674
Accumulated other comprehensive income	476	248
Accumulated deficit	(512,409)	(461,525)
Total stockholders’ equity (deficit)	(17,076)	21,406
	$161,243	$208,235

VIOLIN MEMORY, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Six Months Ended
	July 31,	July 31,
	2015	2014

Cash flows from operating activities:
Net loss	$(50,884)	$(38,555)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,697	5,861
Gain on sale of PCIe product line	-	(17,448)
Accretion of debt issuance costs to interest expense	878	(194)
Provision for excess and obsolete inventory	-	606
Stock-based compensation	11,219	12,456
Changes in operating assets and liabilities, net:
Accounts receivable	9,338	8,995
Inventory	(2,496)	2,972
Other assets	2,058	(1,682)
Accounts payable	(5,597)	(3,589)
Accrued liabilities	(3,915)	(16,008)
Deferred revenue	(3,112)	(787)
Net cash used in operating activities	(37,814)	(47,373)

Cash flows from investing activities:
Purchase of property and equipment	(3,149)	(3,572)
Proceeds from sale of PCIe product line	-	23,000
Increase in restricted cash	(7,700)	(2,300)
Purchase of investments	(41,139)	(11,214)
Maturity of investments	34,915	47,195
Net cash provided by (used in) investing activities	(17,073)	53,109

Cash flows from financing activities:
Proceeds from line of credit	17,723	17,326
Repayment of line of credit	(14,000)	(7,500)
Proceeds from issuance of common stock	955	2,416
Taxes paid related to net share settlement of equity awards	-	(3,212)
Net cash provided by financing activities	4,678	9,030
Effect of exchange rates on cash and cash equivalents	228	(195)
Net increase (decrease) in cash and cash equivalents	(49,981)	14,571
Cash and cash equivalents at beginning of year	93,432	40,273
Cash and cash equivalents at end of period	$43,451	$54,844

VIOLIN MEMORY, INC.
Reconciliation of GAAP to Non-GAAP Measures
(In thousands, except per share data)

	Three Months Ended
	July 31,	April 30,	July 31,
	2015	2015	2014
	(Unaudited)

Gross profit (GAAP)	$6,600	$5,150	$9,688
Stock-based compensation	604	586	372
Amortization of acquired intangibles	-	14	111
Gross profit (Non-GAAP)	$7,204	$5,750	$10,171

Operating expenses (GAAP)	$28,943	$30,117	$17,765
Stock-based compensation	(5,354)	(4,674)	(4,444)
Gain on sale of PCIe product line	-	-	17,448
Restructuring charges	-	-	(1,306)
Litigation settlement	-	-	(652)
Operating expenses (Non-GAAP)	$23,589	$25,443	$28,811

Net loss (GAAP)	$(24,382)	$(26,502)	$(8,412)
Stock-based compensation	5,958	5,260	4,816
Restructuring charges	-	-	1,306
Amortization of acquired intangibles	-	14	111
Litigation settlement	-	-	652
Gain on sale of PCIe product line	-	-	(17,448)
Net loss (Non-GAAP)	$(18,424)	$(21,228)	$(18,975)

Net loss per common share, basic and diluted (GAAP)	$(0.25)	$(0.28)	$(0.09)
Stock-based compensation	0.06	0.06	0.05
Restructuring charges	-	-	0.01
Amortization of acquired intangibles	-	0.00	0.00
Litigation settlement	-	-	0.01
Gain on sale of PCIe product line	-	-	(0.19)
Net loss per common share, basic and diluted (Non-GAAP)	$(0.19)	$(0.22)	$(0.21)

CONTACT:
Violin Memory, Inc.
Investor Relations
Olga Dorovskikh, 650-396-1525
ir@vmem.com
or
Press Contact
Deborah Reinert, 650- 396-1608
dreinert@vmem.com